UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 2, 2004

IAC/INTERACTIVECORP

(Exact name of Registrant as specified in charter)

Delaware

0-20570

59-2712887

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

152 West 57th Street, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.                                      DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective December 2, 2004, Mr. Michael H. Schwerdtman, 45, was appointed as Vice President and Controller of IAC/InterActiveCorp.  Mr. Schwerdtman has served as Assistant Controller of IAC since December 1, 2003.  Prior to joining IAC, he was employed by Sony Music Entertainment Inc. for 10 years, where he last served as a consultant from August 2002 to July 2003, and prior to that held numerous positions, including: VP, Controller Sony Music - US from November 1993 to August 1994; VP, Finance Sony Music - US from September 1994 to December 1998; SVP and CFO, Sony Music International from January 1999 to March 2001; and SVP, Corporate Controller - Sony Music Entertainment Inc. from April 2001 to July 2002.  From September 1981 to November 1993, Mr. Schwerdtman was employed by PricewaterhouseCoopers in various positions.  He left PricewaterhouseCoopers as a Senior Manager in 1993 to join Sony Music.  He is a graduate of St. Francis College (NY) with a Bachelors of Science in Accounting and is a Certified Public Accountant.

On December 2, 2004 (the “Effective Date”), IAC and Mr. Schwerdtman entered into an employment agreement for a term continuing until December 2, 2007, and providing for an annual base salary of $250,000.  Pursuant to the terms of the employment agreement, Mr. Schwerdtman will receive a bonus of $100,000 for calendar year 2004, and is also eligible to receive an annual discretionary bonus in future years.  Mr. Schwerdtman’s employment agreement provides for a grant of 4,382 restricted stock units (“RSUs”), vesting in equal installments on the first five anniversaries of the Effective Date and provides that upon a change of control of IAC, 100% of the RSUs would vest.  In addition, upon termination of Mr. Schwerdtman’s employment by IAC for any reason other than death, disability or cause, the agreement provides that IAC would be required to pay Mr. Schwerdtman his base salary through the term of his agreement over the course of the then remaining term, subject to mitigation by Mr. Schwerdtman.

In connection with Mr. Schwerdtman’s employment as Assistant Controller of IAC beginning on December 1, 2003, he has received an annual base salary of $195,000 since his date of employment, increasing to $250,000 effective October 1, 2004, and two equity awards, one for 2,881 RSUs granted at the time of initial employment and another for 1,637 RSUs granted in early 2004 in respect of 2003 performance.  The 2003 equity award vests in four equal installments on the second, third, fourth and fifth anniversaries of his date of employment; provided that (x) upon a change of control of IAC, 100% of these RSUs would vest, (y) in the event of a termination of employment by IAC without cause, these RSUs would vest (in each case, inclusive of amounts previously vested) as follows: 17% if terminated after the 1st but before the 2nd anniversary of the grant date; 37.5% if terminated on or after the 2nd but before the 3rd anniversary of the grant date; 62.5% if terminated on or after the 3rd but before the 4th anniversary of the grant date; 87.5% if terminated on or after the 4th but before the 5th anniversary of the grant date, and (z) upon termination due to death or total disability, the RSUs would be subject to pro-rated vesting.  The 2004 equity award vests in five equal annual installments, beginning on the first anniversary of the date of grant; provided that upon a change of control of IAC, 100% of the award will vest.

On December 2, 2004, Mr. William J. Severance resigned as Vice President and Controller of IAC in order to pursue other career opportunities within the IAC family of companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IAC/INTERACTIVECORP

By:	/s/	Gregory R. Blatt
Name:		Gregory R. Blatt
Title:		Senior Vice President and
General Counsel

Date:  December 3, 2004